Calculation of Filing Fee Tables
S-3
WATSCO INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.50 per share	Other	338,176	$ 280.805	$ 94,961,511.68	0.000087	$ 8,261.65
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 94,961,511.68		$ 8,261.65
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,261.65
Offering Note
[1]	This prospectus supplement relates to the offer and resale or other distribution by the selling shareholders identified herein of up to 338,176 shares of Common stock, $0.50 par value per share ("Common stock"), of Watsco, Inc., a Florida corporation (the "Registrant"). In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant's Registration Statement on Form S-3ASR (File No. 333-282975) (the "Registration Statement") shall be deemed to cover any additional shares of Common stock to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the Common stock being registered. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and based upon the average of the high and low sales prices of a share of Common stock as reported on the New York Stock Exchange on October 9, 2026. Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act. Represents payment herewith of registration fees previously deferred in connection with the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $94,961,511.68. The prospectus is a final prospectus for the related offering.